Exhibit 3.129

ARTICLES OF INCORPORATION

(Under Chapter 1701 of the Ohio Revised Code)

Profit Corporation

The undersigned, desiring to form a corporation, for profit, under Sections 1701.01 et seq. of the Ohio Revised Code, do hereby state the following:

FIRST.         The name of said corporation shall be ARAMARK Services Management of OH, Inc.

SECOND.    The place in Ohio where its principal office is to be located is 441 Vine Street, Cincinnati, OH 45202, Hamilton County, Ohio.

THIRD.        The purpose(s) for which this corporation is formed is: Provision of labor management services.

FOURTH.    The number of shares which the corporation is authorized to have outstanding is:

(Please state whether shares are common or preferred, and their par value, if any. Shares will be recorded as common with no par value unless otherwise indicated.)

1,000 shares at $1.00 par value

IN WITNESS WHEREOF, we have hereunto subscribed our names, this 16th day of December, 1998.

By:	/s/ Lilly Dorsa	, Incorporator
Lilly Dorsa

By:		, Incorporator

By:		, Incorporator

Print or type Incorporators’ names below their signatures.

INSTRUCTIONS

1. The minimum fee for filing Articles of Incorporation for a profit corporation is $75.00. If Article Fourth indicates more than 750 shares of stock authorized, please see Section 111.16 (A) of the Ohio Revised Code or contact the Secretary of State’s office (614-466-3910) to determine the correct fee.

2. Articles will be returned unless accompanied by an Original Appointment of Statutory Agent. Please see Section 1701.07 of the Ohio Revised Code.

ORIGINAL APPOINTMENT OF STATUTORY AGENT

The undersigned, being at least a majority of the incorporators of ARAMARK Services Management of OH, Inc., hereby appoint CT CORPORATION SYSTEM to be to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served. The complete address of the agent is: 441 Vine Street, Cincinnati, Ohio 45202.

NOTE: P.O. Box addresses are not acceptable.

/s/ Lilly Dorsa
(Incorporator)
Lilly Dorsa

(Incorporator)

(Incorporator)

ACCEPTANCE OF APPOINTMENT

The undersigned, CT CORPORATION SYSTEM, named herein as the statutory agent for ARAMARK Services Management of OH, Inc., hereby acknowledges and accepts the appointment of statutory agent for said corporation.

CT CORPORATION SYSTEM

By:	/s/ illegible
Statutory Agent

INSTRUCTIONS

1)	Profit and non-profit articles of incorporation must be accompanied by an original appointment of agent. R.C. 1701.07(B), 1702.08(B).

2)	The statutory agent for a corporation may be (a) a natural person who is a resident of Ohio, or (b) an Ohio corporation or a foreign profit corporation licensed in Ohio which has a business address In this state and is explicitly authorized by its articles of incorporation to act as a statutory agent. R.C.1701.07(A), 1702.06(A),

3)	An original appointment of agent form must be signed by at least a majority of the incorporators of the corporation. R.C. 1701.07(B), 1702.06(B). These signatures must be the same as the signatures on the articles of Incorporation.

*	As of October 8, 1992, R.C. 1701.07(B) will be amended to require acknowledgement and acceptance by the appointed statutory agent.